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EXHIBIT 12.1

                          STANDARD FORM OF OFFICE LEASE
                     The Real Estate Board of New York, Inc.

AGREEMENT OF LEASE, made as of this 21ST day of JANUARY 1997, between F.W. WOOLWORTH CO., a New York Corporation with its Executive Offices located at 233 Broadway, New York, NY 10279. party of the first part, hereinafter referred to as OWNER, and EICO ELECTRONIC INSTRUMENT CO., INC. party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner SUITE 1085 in the building known as 233 Broadway in the Borough of Manhattan, City of New York, for the term of TWO ( 2 ) YEARS (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1ST day of FEBRUARY nineteen hundred and NINETY-SEVEN, and to end on the 31ST day of JANUARY nineteen hundred and NINETY-NINE both dates inclusive, at an annual rental rate as set forth in Article 38 on the Rider annexed hereto and made a part hereof.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and due in public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installments of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Rent Occupancy

     1. Tenant shall pay the rent as above and as hereinafter provided.

     2. Tenant shall use and occupy demised premises for Offices and for no other purpose.

Tenant Alterations

     3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs

     4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant. Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy in law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

     5. Tenant will not clean, nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or of any other applicable law or of the Rules of the Board of Standards and Appeals, or any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

     6. Prior to the commencement of the lease term, Tenant is then in possession, and at all times thereafter Tenant, at Tenant's sole cost and expense, shall promptly comply will all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's


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use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operations therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdication, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instument of subordination shall be required by any ground or underlying lessor or by any mortgages, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property -- Loss, Damage, Reimbursement, Indemnity:

     8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.


If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tentant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damage thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond the Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.
(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

     10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.:

     11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this leases be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:
[Hand graphic]

     12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added In RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

     13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform, Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the


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same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

     14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any, in any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum, if such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss. 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said (5) days, if Tenant shall have failed to comply with or remedy such default; or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof have been given, and the term shall expire as aforesaid; or if Tenant make default in the payment of the rent reserved herein or any item additional rent herein mentioned or any part of either or in making other payment herein required; then and in any such events Owner, without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had been made, and Tenant hereby waives the service of notice of intent to re-enter or to institute legal proceedings to that end. If Tenant shall default hereunder prior to the date fixed as the commencement of renewal or extension of this lease, Owner may cancel and terminate renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and paid up to the time of such re-entry, dispossess and expiration, (b) Owner may re-let the premises or part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the [ILLEGIBLE] which would otherwise have constituted the balance of the term of the lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representative of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, [ILLEGIBLE] deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the [ILLEGIBLE] or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency expenses as Owner may incur in connection with the re-letting, such as [ILLEGIBLE] expenses, attorneys' fees, brokerage, advertising and for keeping [ILLEGIBLE] demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to cover the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency of subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements and decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the [ILLEGIBLE] premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release [ILLEGIBLE] from liability hereunder as aforesaid. Owner shall in no event be [ILLEGIBLE] any way whatsoever for failure to re-let the demised premises, or [illegible] event that the demised premises are re-let, for failure to collect the [ILLEGIBLE] thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the [ILLEGIBLE] payable by Tenant to Owner hereunder. In the event of a breach [ILLEGIBLE] threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to [ILLEGIBLE] any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in the lease of any particular remedy, shall not preclude Owner from any [ILLEGIBLE] remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of lease, or otherwise.

Fees and Expenses

     19. If Tenant shall default in the observance [ILLEGIBLE] performance of any term or covenant on Tenant's [ILLEGIBLE] to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, [ILLEGIBLE] any expenditures or incurs any obligations for the payment of money [ILLEGIBLE] but not limited to attorney's fees, in instituting, prosecuting, or defending any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs for the foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five

(5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

     20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, and other public parts of the building and to change the name, number and designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representation by Owner:

     21. Neither Owner nor Owner's agents have [ILLEGIBLE] any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implications or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End Of Term:

     22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, never-theless, to the terms and conditions of the lease including, but not limited to,
Article 30 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

     24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

     25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or surrender of the premises.

Waiver of Trial by Jury:

     26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or ________________ counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform:

     27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply [ILLEGIBLE] delayed in supplying any service expressly or impliedly to be supplied unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles of any cause whatsoever including, but not limited to, government preemption in connection with a Natural Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of conditions of supply and demand which have been or are affected by it or other emergency.

Bill and Notices

     28. Except as otherwise in this lease provided, a statement, notice or communication which Owner [ILLEGIBLE] desire or be required to give to Tenant, shall be [ILLEGIBLE] sufficiently given or rendered if, in writing delivered to Tenant personally or sent by registered or certified mail addressed to Tenant a building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of [ILLEGIBLE] aforesaid premises addressed to Tenant, and the time of the rendition such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, [ILLEGIBLE] or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.


Services Provided by Owners

     29. As long as Tenant is not in default under any of covenant of this lease, Owners shall provide: (a) necessary elevator facilities on business days from 6 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to demised premises when and as required by law, on business days from 6 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for other purposes or in unusual quantities (of which fact Owner shall be the sole judge). Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said water meter as additional rent as and when bills are rendered; (d) cleaning services for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant [ILLEGIBLE] shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any Tenant refuse and rubbish from the building; (e) if the demised premises is [ILLEGIBLE] by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Monday through Fridays, holidays excepted) from 8:00am to 6:00 p.m., and ventilation will be furnished business days during the aforesaid hours except when air conditioning /cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays, or on holidays, as defined under Owner's contract Operating Engineers Local 94-94A, Owner will furnish same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (1) Owner reserves the right to stop services of the heating, elevator, plumbing, air-conditioning, power systems or cleaning or other service if any, when necessary by reason of accident or for repairs, alterations replacements or improvements necessary or desirable in the judgement of Owner for as long as may be reasonably required by reason thereof. If building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting the lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvience to Tenant and owner shall pursue alteration with due diligence.

Captions:

     30. The Captions are inserted only as a matter convenience and for reference and in no way limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

     31. The term "office" or "offices", wherever [ILLEGIBLE] this lease, shall not be construed to mean premises as a store or stores, for the sale or display, at any time, of goods, wares, merchandise, of any kind or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similiar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in lease means only the owner, or the mortgagee in possession for the being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part that in the event of any sale or sales of said land and building or of lease or in the event of a lease of said building, or of the land building, the said Owner shall be and hereby is entirely freed and released of all covenants and obligations of Owners hereunder, and it shall be deemed and construed without further agreement between the parties, their successors in interest, or between the parties and the purchasers of any such sale, or the said lessee of the building, or the land building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portions [ILLEGIBLE] as is covered by specific hours in Article 29 hereof). Sundays and all days observed by the State or Federal Government as legal holidays and designated as holidays by the applicable building service union employee service contract or by the applicable Operating Engineers contract respect to HVAC service.

Adjacent Excavation -- Shoring

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

[Hand arrow graphic]

34. Tenant has deposited with Owner the sum of $888.96 carried over from prior lease as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expect or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made in the security to a new Owner. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the money deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate

35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there has been modifications, that the same is in full force and effect as modified, and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

[Hand arrow graphic] Space to be filled in or deleted. ARTICLES 37 THROUGH 65, INCLUSIVE OF THE RIDER ATTACHED HERETO ARE HEREBY INCORPORATED INTO THIS LEASE BY THIS REFERENCE.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


Witness for Owner:

--------------------------------------------------------------------------------

F. W. WOOLWORTH CO.
----------------------------------------------------------------[CORPORATE SEAL]

/s/ [ILLEGIBLE]
--------------------------------------------------------------------------[L.S.]

Witness for Tenant:

--------------------------------------------------------------------------------

EICO Electronic Instrument [ILLEGIBLE]
----------------------------------------------------------------[CORPORATE SEAL]

/s/ Linda Ashley
--------------------------------------------------------------------------[L.S.]
BY: LINDA ASHLEY, President

                                ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK,   ss.:
County of

     On this        day of              , 19      , before me personally came


to me known, who being by me duly sworn, did depose and say that he resides

in                                                                             :

that he is the                of

the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                   -------------------------------------------------------------


CORPORATE TENANT
STATE OF NEW YORK,   ss.:
County of

     On this        day of              , 19      , before me personally came

to me known, who being by me duly sworn, did depose and say that he resides

in                                                                             :


that he is the                of

the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                   -------------------------------------------------------------


INDIVIDUAL OWNER
STATE OF NEW YORK,   ss.:
County of

     On this        day of                                , 19      , before me

personally came

to me known and known to me to be the individual
described in and who, as OWNER, executed the foregoing instrument and
acknowledged to me that                                 he executed the same.

                   -------------------------------------------------------------

INDIVIDUAL TENANT
STATE OF NEW YORK,   ss.:
County of

     On this        day of                                , 19      , before me

personally came

to me known and known to me to be the individual
described in and who, as TENANT, executed the foregoing instrument and
acknowledged to me that                                 he executed the same.

                   -------------------------------------------------------------

                                    GUARANTY

     FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any service or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or this guaranty that Owner and the undersigned shall and do hereby waive trial by jury.

     Dated New York City ..................................................19...

WITNESS:

--------------------------------------------------------------------------------

STATE OF NEW YORK,   ) ss.:
    County of        )

     On this                 day of                       , 19  , before me

personally came                                                                ,
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                                             -----------------------------------
                                                           Notary

 .........................................................................[L.S.]

Residence ......................................................................

Business Address ...............................................................

Firm Name ......................................................................

                  [GRAPHIC] IMPORTANT -- PLEASE READ [GRAPHIC]

                     RULES AND REGULATIONS ATTACHED TO AND
                           MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises of the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

     6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive materials being expressly prohibited.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

     9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

     11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

     13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superindendant prior to 3:00 P.M. In the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

     14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereof and shall be done during such hours as Owner may designate.

Address 233 Broadway

Premises Suite 1085
================================================================================


                               F.W. WOOLWORTH CO.

                                       TO



                                   EICO, INC.


================================================================================

                                STANDARD FORM OF

                                     Office

                                     Lease

                    The Real Estate Board of New York, Inc.
                    (c)Copyright 1963. All rights Reserved.
                 Reproductions in whole or in part prohibited.

================================================================================

                             Dated January 21, 1997

                        Rent per Year (With Electricity)

                              1-2 YRS: $11,147.52

                       Rent per Month (With Electricity)

                                1-2 Yrs. $928.96

                               Term Two (2) Years

                              From February 1, 1997

                               To JANUARY 31, 1999



Drawn by .............................     Checked by .........................

Entered by ...........................     Approved by ........................

================================================================================

RIDER attached to and forming part of Agreement of Lease, dated JANUARY 21, 1997, between F.W. WOOLWORTH CO., as Owner, and EICO, INC., as Tenant, for the premises known as SUITE 1085 in the building known and described as 233 Broadway, City of New York, State of New York.

                         ARTICLE 37 - CONFLICT OF TERMS

     In the event that any term, covenant, condition or agreement contained in this rider to the lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this lease, or the rules and regulations attached to this lease, then the parties agree that the rider provision shall prevail, and in the case of inconsistencies with such rules and regulations, such rules and regulations shall be deemed waived with respect to Tenant to the extent of such inconsistency.


                          ARTICLE 38 - BASE ANNUAL RENT

     Tenant shall pay to Owner base annual rent ("Base Annual Rent"), in the following amounts, and which shall be payable at the time, and in the manner provided in this lease:

1) From FEBRUARY 1, 1997 to JANUARY 31, 1999, a Base Annual Rent of $10,080.00, payable in equal successive monthly installments of $840.00 on the first day of each month. (Does not include Electricity, see Article 41.)

                             ARTICLE 39 - ASSIGNMENT

     A. Tenant shall not assign this lease or any of its rights, obligations or interests in all or any part of the demised premises without Owner's express prior written consent, which consent may be unreasonably withheld or delayed, and any attempted assignment without Owner's prior written consent shall be null and void. Without limiting ARTICLE 39(E), any change in ownership or control of Tenant shall be deemed an assignment subject to the provisions of this ARTICLE.

     B. Notwithstanding the foregoing, Tenant may assign all of its interest In and to this lease if (i) said assignment is in conjunction with the sale of Tenant's business or the transfer of all or substantially all of Tenant's assets and (ii) Owner grants its prior written consent to such assignment, which consent Owner agrees it will not unreasonably withhold if:

          1. Tenant is not then in default under any of the terms, covenants, conditions, provisions or agreements of this lease;

          2. Any assignee shall agree to assume and to perform faithfully and to be bound by all of the terms, conditions, covenants, provisions and agreements of this lease; and the proposed assignment and assumption shall be submitted to Owner for approval prior to its effective date, which approval shall not be unreasonably withheld;

          3. Such assignment is to a party who intends to carry on Tenant's business in the manner and style as set forth in this lease;

          4. The proposed assignee has sufficient financial resources and net worth to operate its business and, without limiting the foregoing, to pay for the cost of owning and operating Tenant's business;

          6. Tenant and proposed assignee provide Owner with written documentation and other information as Owner may reasonably require in order that Owner shall be able to ascertain if the conditions of this entire ARTICLE have been complied with;

          7. The financial condition and general reputation of the proposed assignee are consistent with the extent of the obligations undertaken by it in this Lease and Owner has been furnished with reasonable proof thereof;

          8. The proposed assignee is (x) engaged in a business or profession and the demised premises will be used in a manner consistent with the uses permitted hereunder and the character of the tenancies existing in the building at the time of the proposed assignment and (y) a United States citizen or citizens or a corporation qualified to do business in the State of New York and organized and existing under the laws of one of the States of the United States;

          9. Tenant shall pay as additional rent to Owner the following amount: any consideration payable by assignee to Tenant on account of the assignment (less actual and reasonable out-of-pocket brokerage, alteration, legal and other customary costs incurred by Tenant in the making of such assignment), with such additional rent payment to be made by Tenant within 10 days after receipt of same by Tenant from any assignee approved in accordance with this ARTICLE;

          10. The proposed assignee is not then an occupant of any part of the building, nor a party who dealt with Owner or Owner's agent, directly or through a broker, with respect to space in the building during the 12 months immediately preceding Tenant's request for Owner's consent;

          11. Any such assignment shall not impose any costs whatsoever on Owner or increase the burden on the building's operating systems;

          12. An original or duplicate original of the assignment (and any other documents relating to the assignment or the transaction of which it is a part) shall be delivered to Owner within ten (10) days following the making thereof; and

          13. Tenant shall not have advertised or publicized in any way the availability of the demised premises without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed, it being agreed that discussing the possibilities for assigning with one or more brokers shall not be construed as advertising or publicizing the availability of the demised premises and distributing "brokers' circulars" which do not specify a rental shall be permitted.

     C. Tenant shall not be released by reason of any assignment from liability for the past, present or future performance by the tenant of any of the terms, covenants and conditions in this lease on the part of the tenant hereunder to be observed

     D. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages, nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval to a proposed assignment as provided for above, but Tenant's sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.

     E. Any transfer by operation of law or otherwise of Tenant's interest in this lease or of any percentage interest in Tenant (whether stock, partnership interest, membership interest or otherwise) in a single transaction or a related series of transactions or any increase in the amount of issued and/or outstanding shares of capital stock of any corporate Tenant and/or the creation of one or more additional classes of capital stock of any corporate Tenant, in a single transaction or a related series of transaction, with the result that the beneficial interest and record ownership in and to such Tenant shall no longer be identically held in the same proportion by the beneficial and record owners of the capital stock of such corporate Tenant as of the date hereof, or the date on which such corporation shall become the Tenant hereunder (whichever is later), shall be deemed an assignment of this lease within the meaning of ARTICLE 11, except for a transfer or related series of transfers as a result of the death of a shareholder or other principal in Tenant.

     F. If Tenant's interest in this lease be assigned or if the demised premises or any part thereof be sublet or occupied by anyone other than Tenant in violation of any provision of this lease, Owner may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Base Annual Rent and all additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this lease or any default hereunder or the acceptance of the assignee, subtenant or occupant as tenant or a release of Tenant from the further observance or performance by Tenant of all of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

                             ARTICLE 40 - SUBLETTING

     A. If Tenant desires to sublet all or only part of the demised premises, Tenant shall give written notice thereof to Owner at least sixty (60) days prior to the commencement date of the proposed sublease, specifying the total square foot area and location of the space Tenant wishes to sublet, as well as the proposed term of the subletting and the identity of the subtenant and any other information requested by Owner and requesting Owner's consent thereto. Upon receipt of such notice, Owner shall have the option, to be exercised within 30 days after receipt of such notice, to cancel and terminate this lease only as to such portion of the demised premises proposed to be sublet or to sublease from

Tenant such portion of the demised premises as was to be subleased on the same material terms and conditions as the proposed sublease, such termination and cancellation or sublease, as the case may be, to take effect as of the proposed effective date of the sublease as stated in Tenant's notice. If Tenant's notice stated that the proposed sublease was to be effective upon Owner's consent thereto, then such cancellation on sublease shall be deemed to be effective sixty (60) days after Tenant's notice. If Owner exercises such option to cancel, rent and all other charges paid hereunder shall be proportionately adjusted as of the date of cancellation.

     B. In the event that Owner does not exercise such right to cancel or sublease, then Owner shall not unreasonably withhold or delay its consent to the proposed subletting if:

          1. Tenant shall not have:

               (i) advertised or publicized in any way the availability of the demised premises without prior notice to and written approval by Owner; or

               (ii) listed the demised premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the greater of (1) the Base Annual Rent and additional rent then payable hereunder for such space, or
                    (2) the Base Annual Rent and additional rent at which Owner is then offering to lease other space in the building;

          2. The financial condition and general reputation of the proposed subtenant are consistent with the extent of the obligations undertaken by it in the proposed sublease and Owner has been furnished with reasonable proofs thereof;

          3. The proposed subtenant is (x) engaged in a business or profession and the demised premises (or portion thereof to be sublet) will be used in a manner consistent with the uses permitted hereunder and the character of the tenancies existing in the building at the time of the proposed subletting and (y) a United States citizen or citizens or a corporation qualified to do business in the State of New York and organized and existing under the laws of one of the States of the United States;

          4. The amount of the fixed annual rent and additional rent to be paid by the proposed subtenant is not less than the current area market rent at the time of the proposed subletting as determined by Owner;

          5. Tenant shall pay as additional rent to Owner the amount, if any, by which the fixed annual rent and additional rent and any other consideration payable by subtenant to Tenant exceeds the Base Annual Rent and additional rent paid by Tenant to Owner and allocable to that part of the demised premises to be sublet (less actual out-of-pocket brokerage and alteration costs incurred by Tenant in the making of such sublease, in each case amortized on a straight-line basis over the term of the sublease), with such additional rent payments to be made monthly by Tenant within ten (10) days after receipt of same by Tenant from any subtenant approved in accordance with this ARTICLE;

          6. The proposed subtenant is not then an occupant of any part of the building, nor a party who dealt with Owner or Owner's agent, directly or through a broker, with respect to space in the building during the twelve
     (12) months immediately preceding Tenant's request for Owner's consent;

          7. Any such subletting shall not impose any costs whatsoever on Owner or increase the burden on the building's operating systems;

          8. Tenant is not then in default under any of the terms, covenants, conditions, provisions or agreements of this lease;

          9. An original or duplicate original of the sublease shall be delivered to Owner within five (5) days following the making thereof;

          10. The sublease shall specifically state that (a) no further subletting and no assignments thereof shall be allowed, (b) it is subject to all of the terms, covenants and conditions of this lease, (c) the proposed subtenant waives the provisions of any law now or hereafter in effect which may give the proposed subtenant any right of election to terminate the sublease or to surrender possession of the demised premises in the event any proceeding is brought by Owner under this lease to terminate this lease, and (d) in the event of termination, re-entry or dispossess by Owner under this lease Owner may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of such sublease, except that Owner shall not:

               (i) be liable for any previous act or omission of Tenant under such sublease;

               (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant; or

              (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent;
                    and

          11. After giving effect to the proposed sublease, there shall be no more than one occupant of the demised premises.

     C. Tenant shall not be released by reason of any subletting from the performance of any of the terms, covenants and conditions in this lease.

     D. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages, nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval to a proposed subletting as provided for above, but Tenant's sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.

     E. Consent by Owner to any subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further subletting.

     F. In the event that Tenant has given Owner written notice, as provided in
ARTICLE 40(A) hereof, that Tenant desires to sublet the demised premises, and that Owner does not elect to cancel this lease pursuant to Owner's option in accordance with the terms of ARTICLE 40(A) hereof, then, unless a sublease has been duly executed, delivered and approved option in accordance with ARTICLE 40(A), within sixty (60) days after Owner's receipt of the aforementioned written notice from Tenant, the provisions of ARTICLE 40(A) hereof shall again be applicable and the procedure therein set forth shall be required to be followed with respect to such subletting as if the original and/or any prior written notice by Tenant of its intention to sublet had not been given.

     G. Anything in Articles 39 and 40 notwithstanding, Linda Ashley's tenancy and occupancy shall not be considered an assignment or sublet and landlord consents to her occupancy and tenancy.

                          ARTICLE 41 - ELECTRIC CURRENT

     A. Subject to the provisions hereof, Owner will redistribute or furnish electric current for the use of Tenant in the demised premises through presently installed facilities for Tenant's reasonable use of such lighting, electrical equipment and appliances as Owner may permit to be installed in the demised premises. In consideration of Owner's furnishing of electric current hereunder, Tenant shall, on the first day of each month of the term of this lease, pay as additional rent the sum of $88.96 (i.e., $1,067.52 annually). Such rent, however, shall be subject to future adjustment, proportionately, in the event of any increase or decrease in the public utility rate schedule for the supply of electricity to the building, or if any substantial changes are made in the electrical equipment or appliances connected in the demised premises or in the use thereof or if Tenant uses electric current other than during normal business hours. Owner reserves the right to make surveys from time to time in the demised premises covering the electrical equipment, appliances and fixtures, and time and use of current, and Owner reserves the right (effective as of a date reasonably designated by Owner's electrical consultant performing such survey) to increase the additional rent payable hereunder based upon Tenant's use of such electric current. In all matters relating to increases of rent or additional rent resulting from any electrical survey performed for Owner, the findings of the electrical consultant selected by Owner shall be conclusive and binding upon the parties.

     B. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise servicing the demised premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the building electric service, Tenant shall not without Owner's prior written consent connect any additional fixtures, appliances or equipment to the building electric distribution system or make any alteration or addition to the electric system of the demised premises.

     C. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Owner at the sole cost and expense of Tenant, if, in Owner's sole judgment, the same are necessary and will not cause damage or injury to the building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Owner will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith. As a condition to granting Tenant's request, Owner may require Tenant to agree to an increase in the additional rent payable under this ARTICLE. The amount of such additional rent will reflect the value to Tenant of the additional service to be furnished by Owner, that is, the maximum potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment as may be necessary. Such additional value shall be determined solely in Owner's discretion, exercised in good faith, which determination will be conclusive and binding upon Tenant. Tenant shall, on demand, pay for the cost of installation as additional rent.

     D. Owner shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of the electric current is changed or is no longer available or suitable for Tenant's requirements, or if there be any cessation, diminution, or interruption in the electric current, of for any other reason whatsoever. Owner or, at Owner's option, Tenant shall furnish and install all replacement lighting tubes, lamps, bulbs or ballasts required, at Tenant's expense, with such costs to be paid on demand.

     E. Owner reserves the right to terminate the furnishing of electricity hereunder at any time, upon thirty (30) days written notice to Tenant, without being liable to Tenant thereof or without in any way affecting this lease or the liability of Tenant hereunder, and without causing a diminution of rent (except as specifically provided below in this ARTICLE 41(E)), and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Owner gives such notice of discontinuance, Tenant may make application directly to the utility company servicing the building for Tenant's entire separate supply of electric current and Owner shall permit its then existing feeders, risers and wiring serving the demised premises, to the extent available, suitable and safely capable to be used for such purpose, to be used to supply electricity to Tenant. Owner, upon the expiration of the aforesaid thirty (30) days' written notice to Tenant, may discontinue furnishing the electric current, in which event, commencing with the date Tenant receives such direct service, Tenant's additional rent payable under ARTICLE 41(A) shall be fully abated and Base Annual Rent adjusted accordingly.

              ARTICLE 42 - REAL ESTATE TAXES AND OPERATING EXPENSES

     INTENTIONALLY OMITTED

                              ARTICLE 43 - HOLDOVER

     In the event that Tenant shall hold over after the scheduled or earlier expiration of the term of this lease, and if Owner shall then not proceed to remove Tenant from the demised premises in the manner permitted by law, the parties hereby agree that Tenant's occupancy of the demised premises after such expiration of the term shall be construed as a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except:

          1. Tenant shall pay on the first day of each month of the holdover period, as fixed monthly rent, an amount equal to two times the monthly installment of Base Annual Rent and additional rent payable by Tenant immediately prior to the holdover period, and

          2. Owner shall not be required to perform any work, furnish any materials or make any repairs within the demised premises. Tenant agrees that such amounts constitute a fair and reasonable sum for Tenant's use of the demised premises after the scheduled term and is not intended to be a penalty.

                           ARTICLE 44 - LATE PAYMENTS

     If Tenant shall fail to pay when due any installment of Base Annual Rent or any payments of additional rent for a period of fifteen (15) days after such installment or payment shall become due, Tenant shall pay as a penalty or late charge to Owner the sum of eight percent (8%) of such unpaid installment, and such penalty or late charge shall be deemed additional rent payable on demand.

                      ARTICLE 45 - RELATIONSHIP OF PARTIES

     It is understood and agreed that the relationship of the parties hereto is strictly that of Owner and Tenant and that Owner has no ownership in Tenant's enterprise and that this lease shall not be construed as a joint venture or partnership. Tenant is not and shall not be deemed to be an agent or representative of Owner.

                  ARTICLE 46 - EXECUTION AND DELIVERY OF LEASE

     Submission by Owner of this lease for review and execution by Tenant shall confer no rights nor impose any obligations on either party. This lease shall be of no force and effect unless and until both Owner and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties hereto.

                    ARTICLE 47 - TENANT'S CONDUCT OF BUSINESS
                           AND MAINTENANCE OF PREMISES

     Tenant covenants and agrees:

          1. To do all things necessary to keep the demised premises clean, orderly and neat at all times;

          2. That all garbage, rubbish and like matter will, at all times, be kept within the confines of the demised premises in such manner that no odors therefrom will emanate from the demised premises;

          3. That Tenant shall conduct its operations in the demised premises in an orderly and proper manner so as not to annoy, disturb or be offensive to others;

          4. Not, at any time, to discharge into the plumbing, sewerage or drainage system any waste material which will result in the creation of a blockage in said system or otherwise adversely affect the proper and clean maintenance and operation thereof; and

          5. Not, in any way, to obstruct the common areas of the building of which the demised premises form a part.

                          ARTICLE 48 - OFFICE EXTERIOR

     A. All signs, advertisements or notices placed within the windows or on the doors of the demised premises by Tenant shall be subject to the prior written approval of Owner, and, if any be affixed or inscribed without such prior approval, Owner, at the sole cost and expense of Tenant, shall have the right to remove such signs, advertisements or notices. Landlord consents to placement of names "EICO Electronic Instrument Co. Inc." and LINDA ASHLEY on door and lobby directory.

     B. Tenant shall not make or suffer any installation, change or alterations to or decoration of the exterior of the demised premises.

                             ARTICLE 49 - BROKERAGE

     Tenant represents and warrants to Owner that, in the negotiation of this lease, Tenant has not dealt with any broker, finder or other person. Tenant agrees to and shall indemnify and hold harmless Owner from any and all losses, costs, damages and expenses arising out of or in connection with claims of any kind which assert the inaccuracy or breach of the above representations and warranties, including, without limitation, reasonable attorneys' fees and court costs.

                       ARTICLE 50 - COVENANT AGAINST LIENS

     If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against Owner or any portion of the premises of which the demised premises form a part (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record within fifteen (15) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Owner against and from all costs, liabilities, suits, fees, costs (including reasonable attorneys' fees) and disbursements resulting therefrom. If Tenant fails to comply with the foregoing provisions, Owner shall have the option of discharging or bonding any such lien, charge or order and Tenant agrees to reimburse Owner for all costs and expenses incurred in removing said lien of record (as additional rent) with interest at the rate of 20% per annum or the maximum legal rate which may be charged Tenant, whichever is less, payable promptly upon demand. Nothing in this lease contained shall be deemed or construed in any way as constituting the consent or request of Owner, express or implied, to any contact, sub-contractor or material man for the performance of any labor or the furnishing of any material for any specified improvement, alteration or repair to the building of which the demised premises are a part or as giving Tenant a right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the building or any part thereof.

                        ARTICLE 51 - TENANT'S CERTIFICATE

     A. Tenant shall execute and acknowledge at any time and from time to time within ten (10) days after request by Owner a certificate prepared by Owner which states:

          1. That this lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications);

          2. Whether there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and


          3. The dates, if any, to which the rental and other charges hereunder have been paid in advance.

     B. Notwithstanding the foregoing, Owner may request that Tenant provide a full and accurate statement of facts as otherwise set forth in the certificate prepared by Owner or at Owner's direction concerning this lease or the tenancy permitted hereunder. Tenant shall forward the executed and acknowledged certificate in an enclosed addressed postpaid envelope to the address stated thereon. Tenant understands and agrees that Owner and any prospective or actual purchaser, ground lessor, and/or mortgagee may rely upon any such certificate delivered by Tenant.

                      ARTICLE 52 - ATTORNEYS' FEES, WAIVER
                  OF COUNTERCLAIMS AND WAIVER OF TRIAL BY JURY

     A. In the event that it shall be necessary for Owner to institute any suits or proceedings against Tenant for the nonpayment of Base Annual Rent or additional rent or for the violation of any of the covenants or provisions of this lease or for the recovery of possession of the demised premises, or should Owner be compelled or elect to intervene in any action or proceeding wherein Tenant is a party in order to enforce or protect Owner's interest or rights, then, and in any of such events, Tenant shall be obligated to pay Owner's reasonable, attorneys' fees, costs and disbursements incurred for the institution and prosecution of any such suits, proceedings or interventions.

     B. In any suit or proceeding, including any summary proceeding, against Tenant, its successors or assigns, service of process on the party in possession of the demised premises shall be deemed good and effective personal service upon Tenant and upon all successors to this lease, if any, for all purposes, including for judgment of possession and money judgment for rent.

     C. Tenant hereby expressly waives its right to allege or assert any counterclaim or offset in any summary proceeding commenced in connection with this lease. Tenant and Owner waive any right to a jury trial with respect to any suit or proceeding regarding this lease. Tenant also agrees that it will not move to consolidate the summary proceeding with any other action.

                     ARTICLE 53 - DEMISED PREMISES, FIXTURES
                              AND EQUIPMENT "AS IS"

     A. Tenant accepts the demised premises, as well as any and all fixtures and equipment located therein or appurtenant thereto, "as is", in their present condition on the date of this lease. Owner shall not be obligated to do any construction or other work to prepare the demised premises for Tenant's occupancy.

          ARTICLE 54 - SUBORDINATION; PREMISES SUBJECT TO RESTRICTIONS

                              OF RECORD; ATTORNMENT


     A. It is expressly agreed and understood that Tenant's interest in the demised premises and in this lease is subject to any and all easements, covenants and restrictions of record affecting the demised premises or any portion thereof, and Owner makes no warranties or representations with respect thereto.

     B. The ground and underlying leases and mortgages referred to in ARTICLE 7 and to which this lease is subject and subordinate are hereinafter sometimes called "superior leases" and "superior mortgages", respectively, and the lessor of a superior lease or its successor in interest at the time referred to is hereinafter sometimes called the "lessor" of such superior lease. No prepayment of more than one month's installment of the annual rental shall be valid or binding upon the holder of a superior mortgage or the lessor of a superior lease unless expressly approved in writing by such holder or lessor or any of its predecessors in interest.

     C. If the lessor of a superior lease or the holder of a superior mortgage shall succeed to Owner's estate in the building or the rights of Owner under this lease, whether through possession or foreclosure action or delivery of a new lease or a deed or otherwise, then at the election of such party so succeeding to Owner's rights (herein sometimes called "successor landlord"), Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument in recordable form that such successor landlord may reasonably request to evidence such attornment. In confirmation thereof, Tenant also hereby irrevocably appoints such successor landlord Tenant's attorney-in-fact to execute and deliver such instrument for and


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


on behalf of Tenant. Tenant hereby waives any right Tenant may have under any present or future law to terminate this lease or surrender the demised premises by reason of the institution of any proceeding to terminate a superior lease or action to foreclose a superior mortgage and this lease shall not be affected by any such proceeding or action unless and until the lessor of the superior lease, or holder of the superior mortgage, elects in such proceeding or action to terminate this lease. Nothing contained herein will be deemed to impair any right, privilege or option of any lessor of a superior lease or holder of a superior mortgage. Without limiting the foregoing, the provisions of this
ARTICLE 54(C) shall be self-operative.

                          ARTICLE 55 - ADDITIONAL RENT

     All payments, charges or assessments of whatsoever nature to be made by Tenant in accordance with this lease, other than Base Annual Rent, shall be construed so as to constitute additional rent hereunder and shall be payable without set-off or deduction, whether or not so specified elsewhere in this lease. The failure to make any such payment, charge or assessment shall be deemed to be a default by Tenant in the payment of the rent reserved herein, and Owner shall have all remedies available for the non-payment of rent, which remedies shall be cumulative and not exclusive.

                           ARTICLE 56 - NON-LIABILITY

     Owner shall have no responsibility to Tenant for the protection of the demised premises or the contents thereof, it being the express sole responsibility of Tenant to secure the demised premises. Tenant understands and agrees that Owner will not be obligated to carry insurance of any kind on any personal property in the demised premises (regardless of whether such property shall be owned by Tenant) including, but not limited to, Tenant's goods, supplies, furnishings, furniture, fixtures, equipment, improvements, betterments, installations or appurtenances. Tenant hereby waives any and all right of recovery which it might otherwise have against Owner, any managing agent, fee owner or mortgagee and their respective officers, directors, agents, contractors, servants and employees for loss or damage to such property or any part thereof, to the same extent that Tenant's insurer's right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Tenant upon all of such property. The provisions of this ARTICLE shall also apply to each permitted assignee, if any, and each permitted subtenant, if any, at any time occupying the demised premises or any part thereof.

                         ARTICLE 57 - BUILDING DIRECTORY

     Owner's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Owner's consent, as required by this lease, to any sublease, assignment, or other occupancy of the demised premises.

                            ARTICLE 58 - SEVERABILITY

     If any part or provision of this lease shall be deemed invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity of this lease but such invalid or unenforceable provision shall be deemed deleted and the remainder of the agreement shall remain in full force and effect as if such invalid or unenforceable provision had never been contained herein.


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                          ARTICLE 59 - ENTIRE AGREEMENT

     This lease embodies all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof. All prior agreements, communications or understandings between the parties with respect to the subject matter hereof are merged herein and shall be of no further force or effect.


                      ARTICLE 60 - LIMITATION OF LIABILITY

     Notwithstanding anything contained to the contrary in this lease, whether express or implied, it is agreed that Tenant will look only to Owner's interest in and to the Property for the collection of any judgment (or other judicial process) requiring the payment of money by Owner in the event of a breach or default under this lease by Owner or any other dispute between Tenant and Owner, and no other property or assets of Owner or its directors, officers, shareholders, partners, members, managers or other principals (disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process) under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

                        ARTICLE 61 - LEASE MODIFICATIONS

     If, in connection with obtaining financing or refinancing for the building, a banking, insurance or other institutional lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Owner to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the said building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this lease or for any assignment or sublease be deemed to materially adversely affect the leasehold interest hereby created.

                          ARTICLE 62 - INDEMNIFICATION

     Supplementing and not limiting ARTICLE 8 of the printed form of this lease, Tenant covenants and agrees to indemnify and save harmless, Owner and any managing agent, fee owner and any mortgagee and any lessor under any ground or underlying lease, and their respective contractors, agents, officers and employees, licensees and invitees, from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons (including, without limitation, Owner, its agents, contractors, employees, licensees and invitees) or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the occupancy or use of or from any work, installation or thing whatsoever done in, at or about the demised premises prior to, during, or subsequent to, the term or arising from any condition of the demised premises or resulting from any default by Tenant in the performance of Tenant's obligations under this lease or from any act, omission or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees.

                    ARTICLE 63 - OWNER'S PROFESSIONALS' FEES

     If Tenant or (with Tenant's authorization) any subtenant requests Owner's consent or approval to alterations, subletting or any other matter or thing requiring Owner's consent or approval under this lease, and if in connection with such request Owner seeks the advice of its attorneys, architect and/or engineer, then Owner, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Owner in connection with such request) that Tenant pay the fee of Owner's attorneys, architect and/or engineer in connection with the consideration of such request and/or the preparation of any documents pertaining thereto, and Tenant shall pay such costs on demand, whether or not the requested consent or approval is granted.

                          ARTICLE 64 - RENT RESTRICTION

     A. If at any time prior to, during or subsequent to the term, the rent, additional rent and/or any other amounts payable by Tenant to Owner pursuant to this lease (hereinafter collectively referred to as "Rents") shall be or become uncollectible, reduced or required to be refunded, or shall be limited, prohibited or in any way restricted for any period of time, by virtue of any Federal, State, Municipal, public, governmental or quasi-governmental law, decision, statute, ordinance, order, rule, requirement or regulation or direction of any public officer or body (hereinafter individually and collectively referred to as "Rent Restriction"), or if any such Rent Restriction shall in any way adversely affect the terms and conditions of this lease as originally contemplated and intended by and between Owner and Tenant, then in any of such events Tenant hereby covenants and agrees promptly to enter into such agreements and take such other steps as Owner may request and as may be legally permissible to allow Owner to collect the maximum Rents which from time to time during the continuance of any Rent Restriction may be legally permissible, but not in excess of the amounts provided under this lease. Upon the termination or repeal of any Rent Restriction or following any order, decision or ruling that substantially restrains or prohibits the enforcement of any Rent Restriction: (i) the Rents shall become and thereafter be payable in accordance with the amounts originally contained herein for the period following such termination, repeal, restraint or prohibition, all calculated as though there had been no intervening Rent Restriction; and (ii) Tenant shall immediately pay to Owner, as additional rent, to the maximum extent legally permissible, an amount equal to (a) the Rents which would have been payable pursuant to this lease but for the Rent Restriction, less (b) the Rents paid by Tenant during the period the Rent Restriction was in effect.

     B. Supplementing the provisions of ARTICLE 64 A but not in limitation thereof, if prior to or during the term any Rent Restriction is adopted, enacted or becomes effective, which grants Tenant any rights and/or privileges beyond the date originally scheduled for the expiration of this lease or the sooner termination of the term, Owner shall have the right, at its sole option, to terminate this lease by giving Tenant written notice specifying the effective date of termination which shall be not less than three (3) months from the date of such notice.

     C. The aforesaid provisions of this ARTICLE shall be in addition to and not to the exclusion of any other remedies or payments that may be available to Owner or to which Owner is entitled under this lease, at law, or in equity, including, but not limited to, damages for holding over.

                             ARTICLE 65 - INSURANCE

     In addition to the insurance required to be maintained by Tenant pursuant to the provisions of ARTICLE 52D hereof, Tenant, at its expense, agrees to obtain and keep in full force and effect at all times during the term of this lease, and during any use, occupancy or possession of the demised premises prior to the commencement date or subsequent to the expiration date, comprehensive public liability and property damage

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insurance with a broad form contractual liability endorsement with a minimum limit of liability of $1,000,000 for injury or death and damages to any one person, of $1,000,000 for injury or death arising out of one occurrence, and $1,000,000 for damage to property, naming Tenant as the insured and Owner, Owner's managing agent and any superior lessors and mortgagees Tenant is notified of as additional insureds, against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to, or connected with the demised premises or any part thereof. Said insurance is to be written in form reasonably satisfactory to Owner by good and solvent insurance companies of recognized standing, admitted to do business in the State of New York which shall be reasonably satisfactory to Owner. Tenant shall pay all premiums and charges therefor. Such policies shall be noncancellable except upon ten (10) days' advance written notice to Owner. The original insurance policies or certificates shall be deposited with Owner together with any renewals or replacements thereof or endorsements thereto. In the event Tenant shall fail to obtain or to maintain such insurance, Owner may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Tenant to Owner upon demand as additional rent. Owner shall have the right at any time and from time to time during the term of this lease on not less than fifteen (15) days' notice to Tenant to require that Tenant reasonably increase the amounts and/or types of coverage reasonably required to be maintained under this ARTICLE to the amounts and or types of coverages then required by Owner of tenants entering into new leases in the building and required in similar office buildings in downtown Manhattan.

     On or prior to the Commencement Date, Tenant shall deliver to Owner appropriate certificates of insurance with respect to the insurance required to be carried by Tenant pursuant to this ARTICLE. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Owner at least twenty
(20) days prior to the expiration of such policy.




     IN WITNESS WHEREOF, the parties have duly executed this Rider the day and year first above written.


                                        OWNER:

                                        F. W. WOOLWORTH CO.
                                        By: [ILLEGIBLE]
                                            -----------------------------------
                                             Name:
                                             Title:



                                        TENANT:
                                        EICO Electronic Instrument Co. INC.



                                        By: /s/ Linda Ashley
                                            -----------------------------------
                                             Name:    Linda Ashley
                                             Title: President


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